                                                                    Exhibit 99.9

PORTSIDE GROWTH AND OPPORTUNITY FUND

October 27, 2006

VIA FACSIMILE, E-MAIL
AND OVERNIGHT COURIER

Earth Biofuels, Inc.
3001 Knox Street, Suite 403
Dallas, Texas
Facsimile: (214) 389-9800
Attention:  Dennis McLaughlin

cc:  Board of Directors

      RE:   EVENT OF DEFAULT NOTICE AND EVENT OF DEFAULT REDEMPTION NOTICE

Ladies and Gentlemen:

Reference is hereby made to (i) the Earth Biofuels, Inc. (the "Company") Senior
Convertible Note issued July 24, 2006 to Portside Growth and Opportunity Fund
("Portside") in the principal amount of $2,000,000 (the "Note") pursuant to the
Securities Purchase Agreement, dated as of July 24, 2006 (the "Securities
Purchase Agreement"), by and among the Company, Portside, as a buyer, and the other buyers named therein, (ii) the Registration Rights Agreement, dated as of
July 24, 2006 (the "Registration Rights Agreement"), by and among the Company,
Portside, as a buyer, and the other buyers listed on the signature pages thereto and (iii) the Schedule 13D, dated as of July 20, 2006 and filed by Greenwich
Power II, L.L.C. ("Greenwich Power II"), Greenwich Power, L.L.C. ("Greenwich
Power") and Lance A. Bakrow ("Mr. Bakrow", and together with Greenwich Power II and Greenwich Power, the "Greenwich Power Parties") on August 4, 2006 (the
"Greenwich Power 13D"). Capitalized terms used but not defined herein have the meanings given to those terms in the Note.

On September 8, 2006, Portside delivered an Event of Default Notice and Event of
Default Redemption Notice to the Company. A copy of that Event of Default Notice is attached hereto and is incorporated herein by reference.

On October 17, 2006, Portside delivered an Event of Default Notice and Event of
Default Redemption Notice to the Company relating to the failure of the Company to pay interest on the Notes to Portside. A copy of that Event of Default Notice is attached hereto and is incorporated herein by reference.

        PORTSIDE GROWTH AND OPPORTUNITY FUND - CHRYSLER CENTER, 666 THIRD
          AVENUE, 26TH FLOOR, NEW YORK, NY 10017 - TEL: (212) 845-7900

PORTSIDE GROWTH AND OPPORTUNITY FUND

Portside has still not received the interest owed by the Company to Portside with respect to the Note and the Company has failed to redeem the Notes pursuant to the Event of Default Redemption Notice Portside delivered to the Company on
September 8, 2006 and October 17, 2006.

Portside is hereby reasserting the Events of Default set forth in the September
8, 2006 and October 17, 2006 Event of Default Notices.

Furthermore, Item 2.04 of Form 8-K requires disclosure within four business days of a triggering event causing the increase or acceleration of a direct financial obligation of the registrant occurs and the consequences of the event, taking into account those described in paragraph (a)(4) of Item 2.04, are material to the registrant.

The Event of Default Notices delivered to the Company by Portside on September
8, 2006 and October 17, 2006 and the acceleration of the indebtedness under the
Notes constituted triggering events requiring disclosure under item 2.04 of Form
8-K. The Company's failure to disclose these triggering events constitutes a material breach of the Company's covenants under the Securities Purchase
Agreement.

Specifically, under Section 4(c) of the Securities Purchase Agreement, the
Company agreed that

      [u]ntil the date on which the Investors (as defined in the Registration
      Rights Agreement) shall have sold all the Conversion Shares and Warrant
      Shares and none of the Notes or Warrants is outstanding (the "REPORTING
      PERIOD"), the Company shall file all reports required to be filed with the
      SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

EVENT OF DEFAULT UNDER NOTE

Under Section 4(a)(x) of the Note, an Event of Default occurs if the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, which breach has or is likely to have a cost or adverse impact on the Company or the Holders (including by reduction in the value of the shares of Common Stock deliverable in connection with the Transaction Documents) in excess of $250,000, except, in the case of a breach of a covenant or other term or condition of any
      Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days.

        PORTSIDE GROWTH AND OPPORTUNITY FUND - CHRYSLER CENTER, 666 THIRD
          AVENUE, 26TH FLOOR, NEW YORK, NY 10017 - TEL: (212) 845-7900

PORTSIDE GROWTH AND OPPORTUNITY FUND

The Company's material breach of the covenant set forth in Section 4(c) of the
Securities Purchase Agreement, the expected adverse cost or adverse impact of that breach and the fact that such breach has continued for at least 10 Business
Days from September 8, 2006 constitutes an Event of Default under the Note.

Accordingly and in addition to the outstanding Event of Default identified by
Portside in its September 8, 2006 Event of Default Notice to the Company,
Portside is hereby delivering this written Event of Default Notice to the
Company, as required by Section 4(b) of the Note, to provide notice to the
Company that an Event of Default has occurred. Pursuant to Section 2 of the
Note, from and after an Event of Default, the Interest Rate (as defined in the
Note) increases to fifteen percent (15%). Pursuant to Portside's September 8,
2006 Event of Default Notice to the Company, Interest has already been accruing at a rate of 15% from July 24, 2006.

EVENT OF DEFAULT REDEMPTION NOTICE

Portside is hereby delivering this written Event of Default Redemption Notice
(as defined in the Note) to the Company, as permitted under Section 4(b) of the
Note, to provide notice to the Company that Portside is hereby requiring the
Company to redeem all of the Note at the Event of Default Redemption Price (as
defined in the Note).

The Event of Default Redemption Price shall be calculated in accordance with
Section 4(b)(i) of the Note, and shall be the greater of (i) product of the sum of the Conversion Amount to be redeemed together with accrued and unpaid
Interest with respect to such Conversion Amount and accrued and unpaid Late
Charges being redeemed and a Redemption Premium of 120% and (ii) the product of the Conversion Rate with respect to the Conversion Amount together with accrued and unpaid Interest with respect to such Conversion Amount being redeemed and accrued and unpaid Late Charges with respect to such Conversion Amount and
Interest in effect at such time as the Holder delivers an Event of Default
Redemption Notice and the product of (1) the Equity Value Redemption Premium
(115%) and (2) the greater of (x) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default, (y) the Closing Sale Price of the Common Stock on the date immediately after such Event of Default and (z) the
Closing Sale Price of the Common Stock on the date the Holder delivers the Event of Default Redemption Notice.

As of the date hereof, the Conversion Amount includes $2,000,000 in respect of outstanding principal balance on the Note plus any and all accrued and unpaid interest and late charges which have accrued to date. For the avoidance of doubt, the Conversion Amount shall include, as of the date of actual payment by the Company, any additional unpaid interest and late charges which have accrued from the date hereof through such actual payment date.

As of October 26, 2006, the applicable Event of Default Redemption Price is
$2,406,566.67.

        PORTSIDE GROWTH AND OPPORTUNITY FUND - CHRYSLER CENTER, 666 THIRD
          AVENUE, 26TH FLOOR, NEW YORK, NY 10017 - TEL: (212) 845-7900

PORTSIDE GROWTH AND OPPORTUNITY FUND

THE  COMPANY IS HEREBY  INSTRUCTED  TO  IMMEDIATELY  WIRE THE EVENT OF DEFAULT
REDEMPTION PRICE TO THE BANK ACCOUNT SET FORTH IN SCHEDULE 1 TO THIS LETTER.

We hereby reserve all rights available to us under the Note, the Securities
Purchase Agreement, the Registration Rights Agreement and any other document entered into in connection with the foregoing.

Sincerely,

PORTSIDE GROWTH AND OPPORTUNITY FUND

By: /s/ Jeffrey C. Smith
    ------------------------------
      Jeffrey C. Smith
      Authorized Signatory

cc :  Roger A. Crabb, Esq., Scheef & Stone, LLP (fax - (214) 706-4242)

      BOARD OF DIRECTORS
      ------------------
      Tommy Johnson
      Bruce Blackwell
      Morgan Freeman
      Bill Luckett
      Willie Nelson

        PORTSIDE GROWTH AND OPPORTUNITY FUND - CHRYSLER CENTER, 666 THIRD
          AVENUE, 26TH FLOOR, NEW YORK, NY 10017 - TEL: (212) 845-7900